UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 11, 2007

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 Seaport Blvd., Third Floor, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9440

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2007, the Board of Directors (the “Board”) of SupportSoft, Inc. (the “Company”) approved an amendment and restatement of the Company’s Bylaws effective on December 11, 2007.  The Board amended Article I of the Bylaws to authorize the Board to fix from time to time the location of the registered office and registered agent of the Company within the state of Delaware.  In addition, the Board amended Article VII of the Bylaws to permit the Company to issue uncertificated shares, which allows the Company to participate in the Depository Trust Company’s Direct Registration System (“DRS”).  DRS is a system of recording share ownership without using physical share certificates.  The NASDAQ National Market has adopted rules and regulations that require the securities listed on the NASDAQ Global Market to be eligible for listing and transfer through DRS by January 1, 2008.  By permitting the issuance of uncertificated shares, the Company will be DRS eligible.

This description of the amendment of the Bylaws is qualified by reference to the full text of the Amended and Restated Bylaws, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein.

Item 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

                             (d)               Exhibits.

Exhibit	Description
3(ii)	Amended and Restated Bylaws of SupportSoft, Inc.

SIGNATURE

                             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Dated: December 13, 2007

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Chief Financial Officer and Senior Vice President of Finance and Administration (Principal Financial Officer and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
3(ii)	Amended and Restated Bylaws of SupportSoft, Inc.